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Exhibit 23.4





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                                       Re:  Colonial Properties Trust
                                            (File No. 333-00000)
                                            Registration on Forms S-3


We are aware that our report dated July 23, 1996 on our review of interim financial information of Colonial Realty Limited Partnership for the period ended June 30, 1996 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this registration statement on Form S-3. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                            /s/ Coopers & Lybrand L.L.P.

                                            COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
October 18, 1996